Exhibit 10.15

OMNIBUS AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, GUARANTEE AGREEMENT AND FEE AND PRICING LETTER

OMNIBUS AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, GUARANTEE AGREEMENT AND FEE AND PRICING LETTER, dated as of August 4, 2015 (this “Amendment”), between and among AG MIT CREL, LLC, a Delaware limited liability company (“Seller”), AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation (the “REIT Guarantor”), and AG MIT, LLC, a Delaware limited liability company (the “Pledgor Guarantor” and, jointly and severally with REIT Guarantor, each a Guarantor and, collectively, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of September 17, 2014, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, (i) Guarantors executed and delivered to Buyer that certain Guarantee Agreement, dated as of September 17, 2014 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”), and (ii) Seller and Buyer entered into that certain Fee and Pricing Letter, dated as of September 17, 2014 (as further amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee and Pricing Letter”);

WHEREAS, Seller and Buyer have agreed to amend certain provisions of the Repurchase Agreement and the Fee and Pricing Letter in the manner set forth herein, Buyer and Guarantors have agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein, and Seller and Guarantors hereby agree to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantors each hereby agree as follows:

SECTION 1. Repurchase Agreement Amendments.

(a) The defined terms “Flex Purchased Asset”, “Funding Expiration Date”, “LIBOR”, “Maximum Amount” and “Release Percentage”, as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Flex Purchased Asset”: As of any date of determination, any Multifamily Asset with a Debt Yield that is less than 8.5% and any Commercial/Industrial Asset with a Debt Yield that is less than 10.0% but, in each case, such Multifamily Asset or Commercial/Industrial Asset, as applicable, has both (i) a Debt Yield equal to or greater than 8.0% and (ii) a PPV equal to or less than 55%.

“Funding Expiration Date”: The Amendment Effective Date.

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation). Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error. If the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of this Agreement.

“Maximum Amount”: $42,796,000, which amount shall not be increased by any Future Funding Transaction or reduced upon the repurchase of any Purchased Assets prior to the occurrence of the Funding Expiration Date; provided, that on and after the Funding Expiration Date, the Maximum Amount on any date shall be the aggregate Repurchase Price outstanding for all Transactions as of such earlier date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

“Release Percentage”: With respect to any Purchased Asset, (a) at all times prior to the Amendment Effective Date, an amount equal to zero percent (0%), (b) at all times after the Amendment Effective Date and prior to the first day of the second Extension Period, if the first extension is granted (i) an amount equal to five percent (5%) in connection with the repurchase of the Sheraton Purchased Asset at any time that the Lakeside Purchased Asset remains subject to this Agreement, and (ii) an amount equal to ten percent (10%) in connection with the repurchase of the Lakeside Purchased Asset at any time that the Sheraton Purchased Asset remains subject to this Agreement; and (c) at all times on and after first day of the second Extension Period, if the second extension is granted, 10% in connection with the repurchase of either Purchased Asset.

(b) The following, new defined terms are hereby added to Section 2 of the Repurchase Agreement, in correct alphabetical order:

“Amendment Effective Date”: August 4, 2015.

“Lakeside Purchased Asset”: The Purchased Asset commonly known as “Lakeside Tower”.

“Sheraton Purchased Asset”: The Purchased Asset commonly known as “Sheraton Fort Lauderdale Airport and Cruise Hotel”.

(c) The definition of “Indebtedness” is hereby amended to add the following at the end thereof:

“, provided that for purposes of this definition any indebtedness related to economic positions in U.S. treasuries employed to hedge interest rate risk shall be determined based on the aggregate of the net economic positions in U.S. treasuries collateralizing (i) repurchase agreements associated with long positions (i.e., netting the U.S. treasury long with the related repurchase agreements) and (ii) reverse repurchase agreements associated with U.S. treasury short positions (i.e., netting the receivable under the reverse repurchase agreements with the obligation to return U.S. treasury securities borrowed under such agreements, at fair value).”

(d) Clause (n) of the definition of the term “Eligible Asset”, as set forth in Section 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read “[Reserved]”.

(e) The defined terms “Capital Call Agreement” and “Sub-Limit”, each as set forth in Section 2 of the Repurchase Agreement, are each hereby deleted in their entirety.

(f) Clause (B) of Section 3.01(f) of the Repurchase Agreement, is hereby amended and restated in its entirety to read “[Reserved]”.

(g) The following sentence is added to the end of subparagraph (iii) of Section 3.10 of the Repurchase Agreement:

“Notwithstanding any provision to the contrary set forth elsewhere in this Agreement including, without limitation, in this Section 3.10, no Future Funding Transactions are permitted under this Agreement at any time on or after the Funding Expiration Date.”

(h) Clause (iii) of Section 10.01(r) of the Repurchase Agreement, is hereby deleted in its entirety.

SECTION 2. Fee and Pricing Letter Amendments.

(a) Section 2(b) of the Fee and Pricing Letter is hereby amended and restated in its entirety to read as follows:

(b) No Non-Utilization Fees shall accrue from and after the Amendment Effective Date.

(c) Section 4 of the Fee and Pricing Letter is hereby amended and restated in its entirety, to read as follows:

“[Reserved.]”.

(d) Section 5 of the Fee and Pricing Letter is hereby amended by adding the following sentence at the end of the first paragraph of Section 5:

“As used in this Agreement, the term “Liquidity Amount” shall have the definition given to such term in that certain Fee and Pricing Letter dated February 11, 2014 by and between AG MIT WFB1 2014 LLC and Wells Fargo Bank, National Association, as such term may be amended, supplemented, replaced or otherwise modified from time to time.”

SECTION 3. Guarantee Agreement Amendments. Sections 2(a)-2(e) of the Guarantee Agreement are each hereby amended and restated in its entirety to read as follows:

Section 2. Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to Buyer, the prompt and complete payment and performance of the Guaranteed Obligations by Seller when due, whether at the stated maturity, by acceleration or otherwise.

SECTION 4. Termination of Capital Call Agreements. The Capital Contribution Assignment, Security and Consent Agreements, each dated as of September 17, 2014, between and among (a) Pledgor, REIT Guarantor and Buyer, and (b) Pledgor, Seller and Buyer, are each hereby terminated in their entirety.

SECTION 5. Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantors, along with such other documents as Buyer or counsel to Buyer may reasonably request including, without limitation, secretary certificates and bring down letters dated as of the Amendment Effective Date, affirming the legal opinions provided to Buyer on the Closing Date (the “Amendment Effective Date”).

SECTION 6. Representations, Warranties and Covenants. Each of Seller and Guarantors hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in compliance in all material respects with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantors hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 7. Acknowledgements of Seller. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 8. Acknowledgments of Guarantors. Guarantors hereby acknowledge (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Obligations (as defined therein), and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 9. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement, Fee and Pricing Letter, Guarantee Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement”, “Fee and Pricing Letter” and “Guarantee Agreement”, as applicable, in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, Fee and Pricing Letter and Guarantee Agreement, as applicable, as amended by this Amendment, and (z) each reference in the Repurchase Agreement, Fee and Pricing Letter and Guarantee Agreement to “this Agreement”, this “Repurchase Agreement”, this “Fee and Pricing Letter”, this “Guarantee”, this “Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement, Fee and Pricing Letter and Guarantee Agreement, as applicable, shall be deemed to be references to the Repurchase Agreement, Fee and Pricing Letter and Guarantee Agreement, as applicable, as amended by this Amendment.

SECTION 10. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 11. Expenses. Seller and Guarantors agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 12. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

AG MIT CREL, LLC, a Delaware limited liability company

By: AG MIT, LLC

By: AG Mortgage Investment Trust, Inc.

By:	/s/ D. Forest Wolfe
Name: D. Forest Wolfe
Title: Authorized Signatory

OMNIBUS AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, GUARANTEE AGREEMENT AND FEE AND PRICING LETTER

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Melissa Dolski
Name: Melissa Dolski
Title: Director

OMNIBUS AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, GUARANTEE AGREEMENT AND FEE AND PRICING LETTER

GUARANTORS:

AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation

By:	/s/ D. Forest Wolfe
Name: D. Forest Wolfe
Title: Authorized Signatory

AG MIT, LLC, a Delaware limited liability company

By:	AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation, its sole member

By:	/s/ D. Forest Wolfe
Name: D. Forest Wolfe
Title: Authorized Signatory

OMNIBUS AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, GUARANTEE AGREEMENT AND FEE AND PRICING LETTER